Exhibit 99.1

Cartesian Reports Second Quarter 2016 Financial Results

Overland Park, KS – August 15, 2016 – Cartesian, Inc. (NASDAQ: CRTN), a specialist provider of consulting services and managed solutions to the global communications, technology and digital media industries, reported financial results for the second quarter ended July 2, 2016.

Q2 2016 Operational Highlights

•	Added to recent customer wins in revenue analytics

•	Several key customer wins in areas including regulatory

•	Entered into an agreement with RTS Financial Services allowing the company to factor certain North American accounts receivable

Q2 2016 Financial Highlights (results compared to the same year-ago quarter)

•	GAAP revenues were up 12% to $18.9 million

•	Gross profit increased 13% to $6.3 million

•	Non-GAAP revenues (on a constant currency basis) increased 14% to $19.3 million (see reconciliation to GAAP, below)

Management Commentary

“Our results for the second quarter certainly reflected both challenges and successes,” said Cartesian CEO Peter Woodward. “We experienced headwinds from a sequential standpoint due to a large U.S. project winding down as planned, volume and price reductions from two large EMEA customers, and other short-term factors, including Brexit. However, we also secured several important wins in revenue analytics, networks, and regulatory. We’re also encouraged to see our cash balance higher, not to mention the considerable progress we’re making in managing and resetting our cost structure.”

“As we’ve talked about before, aligning our costs with our revenue base will be instrumental in getting us back to profitability, and we are taking the steps necessary to help us reach that goal. In fact, we experienced over the prior-year period both a rise in our gross profit and relatively flat SG&A expenses. In the second quarter of 2016, we took some cost cutting measures that we expect to start paying off in the third and fourth quarter. Going forward we will continue to align our resources to best capture the meaningful opportunities around us to help support not only our top line growth, but bottom line growth as well.”

Exhibit 99.1

Q2 2016 Financial Results

Revenues in the second quarter of 2016 increased by 12% to $18.9 million from $16.9 million in the same year–ago period and decreased 7% sequentially to $18.9 million from $20.3 million in the prior quarter. The year-over-year increase was primarily due to $3.0 million of revenues from Farncombe, which was acquired in July 2015. This increase was partially offset by a $0.4 million decrease related to the impact of unfavorable foreign currency exchange rates.

On a non-GAAP constant currency basis, revenues in the second quarter of 2016 were $19.3 million, an increase of 14% from $16.9 million in the same year-ago period (see reconciliation to GAAP, below).

Gross profit increased 13% to $6.3 million (33% of revenues) in the second quarter of 2016 compared to $5.6 million (33% of revenues) in the second quarter of 2015. The increase in gross profit was due to the acquisition of Farncombe in July 2015, as well as a more favorable project mix and utilization rate in North America.

Selling, general and administrative expenses in the second quarter of 2016 were $8.2 million (44% of revenues), compared to $8.2 million (48% of revenues) in the second quarter of 2015. The decrease in selling, general and administrative expenses as a percentage of revenues was primarily due to compensation expense and professional services fees expense.

During the second quarter of 2016, the company experienced a significant decline in the market price of its common stock, which management considered to be a triggering event, as defined by U.S. generally accepted accounting principles (GAAP), for the evaluation of the carrying value of goodwill on the company's consolidated balance sheet. Based on the analysis of the estimated fair value of the company's goodwill, the company determined goodwill was impaired and recorded a non-cash goodwill impairment charge of $10.8 million.

GAAP loss from operations in the second quarter of 2016 totaled $12.8 million, as compared to GAAP loss from operations of $2.6 million in the second quarter of 2015. The GAAP loss from operations for the second quarter of 2016 includes a non-cash goodwill impairment charge of $10.8 million. Excluding this non-cash goodwill impairment charge, loss from operations would have been $1.9 million for the second quarter of 2016, an improvement from the same period last year.

Non-GAAP adjusted loss from operations in the second quarter of 2016 totaled $507,000, an improvement from non-GAAP adjusted loss from operations of $1.4 million in the second quarter of 2015 (see reconciliation to GAAP, below).

GAAP net loss for the second quarter of 2016 totaled $12.9 million or $1.49 per diluted share, compared to GAAP net loss of $2.8 million or $0.34 per diluted share in the second quarter of 2015. Excluding the non-cash goodwill impairment charge, net loss would have been $2.1 million for the second quarter of 2016, an improvement from the same period last year.

Non-GAAP adjusted net loss for the second quarter of 2016 totaled $526,000 or $0.06 per diluted share, an improvement from non-GAAP adjusted net loss of $1.5 million or $0.20 per diluted share in the same year-ago period (see reconciliation to GAAP, below).

At quarter-end, cash and cash equivalents totaled $4.5 million, an increase of $1.4 million as compared to $3.1 million at the end of the prior quarter. Management believes the company's current cash position, cash generated from operations, and working capital funding available from its accounts receivable arrangements, will be sufficient to meet the company's cash requirements over the next 12 months.

Exhibit 99.1

Conference Call
Cartesian management will hold a conference call today (August 15, 2016) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. The call may also include discussion of company developments, forward-looking information and other material information about Cartesian’s business and financial matters.

Cartesian CEO Peter Woodward and CFO John Ferrara will host the presentation, followed by a question and answer period.

Date: Monday, August 15, 2016
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
U.S. dial-in: 1-877-407-0784
International dial-in: 1-201-689-8560

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcasted live and available for replay via the investor section of the company's website.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through September 15, 2016.

U.S. replay dial-in: 1-877-870-5176
International replay dial-in: 1-858-384-5517
Replay ID: 13642683

About Cartesian, Inc.
Cartesian, Inc. (NASDAQ: CRTN) is a specialist provider of consulting services and managed solutions to leaders in the global communications, technology and digital media industries. Cartesian provides strategic advice, management consulting, and managed solutions to clients worldwide. The company has offices in Boston, Kansas City, London, New York, Philadelphia and Washington. For more information, visit www.cartesian.com.

Investor Contact:

Matt Glover or Najim Mostamand
Liolios Group, Inc.
949-574-3860
CRTN@liolios.com

Exhibit 99.1

Non-GAAP Adjustments
In addition to reporting results of operations on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedules accompanying this press release entitled “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss and GAAP Loss from Operations to Non-GAAP Adjusted Loss from Operations” and “Reconciliation of GAAP Revenues to Non-GAAP Constant Currency Revenues.” In making non-GAAP adjustments to GAAP net loss and GAAP loss from operations, the Company took into account certain non-cash expenses, including non-cash goodwill impairment, and benefits and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations, including in each case tax effects as applicable. In calculating revenues for the second quarter and year-to-date period of fiscal 2016 on a constant currency basis, the Company applied average foreign exchange rates from the comparable period of the prior fiscal year to the Company's foreign-denominated revenues in the second quarter and year-to-date period of the current fiscal year (other than revenues from the Farncombe business acquired in the third quarter of fiscal 2015). Management believes non-GAAP financial information provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not a substitute for GAAP financial information. The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand Cartesian’s comparative operating performance for the periods presented.

Cartesian’s management uses the non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period. Cartesian’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although Cartesian’s management believes the non-GAAP financial measures are useful in evaluating the performance of its business, Cartesian acknowledges that items excluded from such measures have a material impact on the Company’s loss from operations, net loss, net loss per diluted share and revenues calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and other users of our financial information should also consider the above factors when evaluating Cartesian’s results.

Cautionary Statement Regarding Forward Looking Information
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, our ability to successfully implement our strategic relationship with Elutions, conditions in the telecommunications industry, overall economic and business conditions, the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, our ability to protect client or Cartesian data or information systems from security breaches and cyber-attacks, technological advances and competitive factors in the markets in which the Company competes, foreign currency exchange rate fluctuations, and the factors described in this press release and in Cartesian’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended January 2, 2016 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. Cartesian does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

Exhibit 99.1

CARTESIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Revenues	$18,899	$16,889	$39,216	$34,939
Cost of services	12,609	11,337	25,904	22,709
Gross Profit	6,290	5,552	13,312	12,230
Selling, general and administrative expenses (includes non-cash share-based compensation expense of $56 and $145 for the thirteen weeks ended July 2, 2016 and July 4, 2015, respectively, and $189 and $446 for the twenty-six weeks ended July 2, 2016 and July 4, 2015, respectively)	8,235	8,160	16,001	15,466
Goodwill impairment	10,830	—	10,830	—
Loss from operations	(12,775)	(2,608)	(13,519)	(3,236)
Other income (expense):
Interest expense, net	(62)	(48)	(122)	(108)
Change in fair value of warrants and derivative liabilities	(122)	20	(49)	(105)
Incentive warrants expense	(27)	(9)	(34)	(47)
Other income	68	—	68	—
Total other expense	(143)	(37)	(137)	(260)
Loss before income taxes	(12,918)	(2,645)	(13,656)	(3,496)
Income tax benefit (provision)	10	(120)	(132)	(290)
Net loss	$(12,908)	$(2,765)	$(13,788)	$(3,786)

Net loss per common share:
Basic and Diluted	$(1.49)	$(0.34)	$(1.60)	$(0.47)

Weighted average shares used in calculation of net loss per common share
Basic and Diluted	8,636	8,181	8,640	8,135

Exhibit 99.1

CARTESIAN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 2, 2016 (Unaudited)	January 2, 2016 (Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,507	$6,879
Accounts receivable, net	15,670	16,556
Inventory, net	521	625
Prepaid and other current assets	1,525	1,754
Total current assets	22,223	25,814

NONCURRENT ASSETS:
Property and equipment, net	2,384	2,511
Goodwill	—	11,071
Intangible assets, net	746	996
Deferred income tax assets	455	509
Other noncurrent assets	422	458
Total Assets	$26,230	$41,359

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$2,488	$3,253
Current borrowings	3,269	3,269
Liability for derivatives	1,001	952
Accrued payroll, bonuses and related expenses	5,585	5,125
Deferred revenue	1,199	1,551
Secured borrowing	525	—
Other accrued liabilities	2,190	2,251
Total current liabilities	16,257	16,401

NONCURRENT LIABILITIES:
Deferred income tax liabilities	835	780
Deferred revenue	677	407
Contingent consideration liability	1,875	2,176
Other noncurrent liabilities	704	952
Total noncurrent liabilities	4,091	4,315

TOTAL STOCKHOLDERS' EQUITY	5,882	20,643
Total Liabilities and Stockholders’ Equity	$26,230	$41,359

Exhibit 99.1

CARTESIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	For the Twenty-Six Weeks Ended
	July 2, 2016	July 4, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,788)	$(3,786)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of intangible assets	673	414
Goodwill impairment	10,830	—
Other, net	133	1,187
Changes in operating assets and liabilities, net	723	981

Net cash used in operating activities	(1,429)	(1,204)

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisition, net of cash acquired	(270)	—
Acquisition of property and equipment	(580)	(627)

Net cash used in investing activities	(850)	(627)

CASH FLOWS FROM FINANCING ACTIVITIES:
Secured borrowing	525	—
Repurchase of common stock	(85)	(104)
Issuance of common stock	19	50

Net cash provided by (used in) financing activities	459	(54)

Effect of exchange rate on cash and cash equivalents	(552)	(60)

Net decrease in cash and cash equivalents	(2,372)	(1,945)
Cash and cash equivalents, beginning of period	6,879	12,999
Cash and cash equivalents, end of period	$4,507	$11,054

Exhibit 99.1

CARTESIAN, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET LOSS
AND GAAP LOSS FROM OPERATIONS TO NON-GAAP ADJUSTED LOSS FROM OPERATIONS
(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Reconciliation of GAAP loss from operations to non-GAAP adjusted loss from operations:
GAAP loss from operations	$(12,775)	$(2,608)	$(13,519)	$(3,236)
Depreciation	263	195	508	414
Amortization of intangible assets	76	—	165	—
Non-cash share based compensation expense	56	145	189	446
Goodwill impairment	10,830	—	10,830	—
Fair value adjustment to contingent consideration	(53)	—	(301)	—
Inventory adjustment	104	—	104	—
Accrued executive severance and related costs	750	465	750	465
Lease expense for discontinuation of office space	—	256	—	256
Acquisition expenses	—	292	—	292
Foreign currency exchange loss (gain) on note payable	242	(165)	333	(4)
Adjustments to GAAP loss from operations	12,268	1,188	12,578	1,869
Non-GAAP adjusted loss from operations	$(507)	$(1,420)	$(941)	$(1,367)
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss	$(12,908)	$(2,765)	$(13,788)	$(3,786)
Depreciation	263	195	508	414
Amortization of intangible assets	76	—	165	—
Non-cash share based compensation expense	56	145	189	446
Goodwill impairment	10,830	—	10,830	—
Fair value adjustment to contingent consideration	(53)	—	(301)	—
Inventory adjustment	104	—	104	—
Accrued executive severance and related costs	750	465	750	529
Lease expense for discontinuation of office space	—	256	—	256
Acquisition expenses	—	292	—	292
Change in fair value of derivative liabilities	122	(20)	49	104
Foreign currency exchange loss (gain) on note payable	242	(165)	333	(4)
Incentive warrants expense	27	9	34	47
Tax effect of applicable non-GAAP adjustments (1)	(35)	53	(38)	29
Adjustments to GAAP net loss	12,382	1,230	12,623	2,113
Non-GAAP adjusted net loss	$(526)	$(1,535)	$(1,165)	$(1,673)

Exhibit 99.1

	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Reconciliation of GAAP net loss per diluted common share to non-GAAP adjusted net loss per diluted common share:
GAAP net loss per diluted common share	$(1.49)	$(0.34)	$(1.60)	$(0.47)
Depreciation	0.03	0.02	0.06	0.05
Amortization of intangible assets	0.01	—	0.02	—
Non-cash share based compensation expense	0.01	0.02	0.02	0.06
Goodwill impairment	1.25	—	1.25	—
Fair value adjustment to contingent consideration	(0.01)	—	(0.03)	—
Inventory adjustment	0.01	—	0.01	—
Accrued executive severance and related costs	0.09	0.05	0.09	0.06
Lease expense for discontinuation of office space	—	0.03	—	0.03
Acquisition expenses	—	0.04	—	0.04
Change in fair value of derivative liabilities	0.01	—	0.01	0.01
Foreign currency exchange loss (gain) on note payable	0.03	(0.02)	0.04	—
Incentive warrants expense	—	—	—	0.01
Tax effect of applicable non-GAAP adjustments (1)	—	—	—	—
Adjustments to GAAP net loss per diluted common share	1.43	0.14	1.47	0.26
Non-GAAP adjusted net loss per diluted common share	$(0.06)	$(0.20)	$(0.13)	$(0.21)
Weighted average shares used in calculation of Non-GAAP adjusted net loss per diluted common share	8,636	8,181	8,640	8,135

 (1) The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item after consideration of the Company's valuation allowance.

Exhibit 99.1

CARTESIAN, INC.
RECONCILIATION OF NON-GAAP CONSTANT CURRENCY REVENUES
TO GAAP REVENUES
(unaudited)
(in thousands, except growth rates)

	Thirteen Weeks Ended			Twenty-Six Weeks Ended
	July 2, 2016	July 4, 2015	Year-Over-Year Growth	July 2, 2016	July 4, 2015	Year-Over-Year Growth
Non-GAAP Constant Currency Revenues Reconciliation (1),(2)
GAAP revenues, as reported	$18,899	$16,889	11.9%	$39,216	$34,939	12.2%
Foreign currency exchange impact on fiscal 2016 revenues using fiscal 2015 average rates (2)	438			934
Non-GAAP revenues, at constant currency	$19,337	$16,889	14.5%	$40,150	$34,939	14.9%

(1) Non-GAAP revenues on a constant currency basis are calculated by applying the average foreign exchange rates for the thirteen weeks and twenty-six weeks ended July 4, 2015 to foreign-denominated revenues in the comparable current year periods. The difference between non-GAAP revenues and revenues calculated in accordance with GAAP is shown as "foreign currency exchange impact" in the table above. Non-GAAP constant currency revenue growth (expressed as a percentage) is calculated by determining the increase in non-GAAP constant currency revenues in the interim and year-to-date periods of fiscal 2016 compared to GAAP revenues for the prior year periods.

(2) The calculation of the foreign currency exchange impact on our fiscal 2016 revenues excludes the impact of the Farncombe acquisition on July 22, 2015. Revenues for the Farncombe entities are included in our GAAP revenues for the thirteen weeks and twenty-six weeks ended July 2, 2016.

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